                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):  March 26, 1998




                            PSS WORLD MEDICAL, INC.
                           (Exact name of registrant
                          as specified in its charter)


          Florida                0-23832           59-3500595
     ----------------------     -----------     ------------------
     (State or other           (Commission     (I.R.S. Employer
     jurisdiction of            File Number)    Identification No.)
     incorporation)


     4345 Southpoint Boulevard
     Jacksonville, Florida                            32216
     ---------------------                            -----
     (Address of principal executive offices)        (Zip Code)



      Registrant's telephone number, including area code:  (904) 332-3000

                           Physician Sales & Service, Inc.
                           -------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On March 26, 1998 (the "Effective Date"), PSS World Medical, Inc., formerly Physician Sales & Service, Inc. (the "Company" or "PSS"), Gulf South Medical Supply, Inc. ("Gulf South") and PSS Merger Corp. ("Merger Sub") consummated the merger (the "Merger") of Gulf South with and into Merger Sub pursuant to which Gulf South became a wholly-owned subsidiary of PSS. The Merger was consummated in accordance with that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of December 14, 1997 by and among, PSS, Gulf South and Merger Sub.

     Under the terms of the Merger Agreement, the Merger will result in the issuance of approximately 28,738,297 shares of PSS common stock, par value $0.01 per share (the "PSS Common Stock"), to the stockholders of Gulf South. Gulf South stockholders received or will receive 1.75 shares of PSS Common Stock for each share of Gulf South common stock, par value $0.01 per share (the "Gulf South Common Stock"), outstanding on the Effective Date. The exchange ratio of
1.75 was negotiated by the parties at the time they entered into the Merger Agreement. Based on the closing price of PSS Common Stock on March 26, 1998, of $23.00 per share, the shares issued in the Merger have a value of approximately $661.0 million. In addition, PSS converted existing Gulf South options and warrants into options and warrants to acquire approximately 3,787,762 shares of PSS Common Stock.

     The Merger has been accounted for as a pooling-of-interests and is expected to be tax free to the Gulf South shareholders for federal income tax purposes. Thomas G. Hixon, president of Gulf South, has joined PSS as President and Chief Operating Officer and as a member of the PSS Board of Directors. In addition, Donna C.E. Williamson, Melvin L. Hecktman and Hugh McNeil Brown joined the PSS Board of Directors.

     Approval of the issuance of the shares of PSS Common Stock pursuant to the Merger required the affirmative vote of a majority of PSS' Common Stock present and entitled to vote at the special meeting of the PSS shareholders held on March 26, 1998. As of the record date, February 13, 1998, there were 40,984,705 shares of PSS Common Stock outstanding and entitled to vote at the special meeting. At the special meeting, a majority of the shares of PSS Common Stock were present and voted in favor of the issuance of the shares of PSS Common Stock pursuant to the Merger.

     Approval of the Merger required the affirmative vote of a majority of Gulf South's Common Stock entitled to vote at the special meeting of Gulf South shareholders held on March 26, 1998. As of the record date, February 13, 1998, there were 16,354,964 shares of Gulf South's Common Stock outstanding and entitled to vote at the Gulf South special meeting. At the special meeting, a majority of the shares of Gulf South Common Stock were voted in favor of the Merger.

     Gulf South is a leading national distributor of medical supplies and related products to the long-term care industry. Gulf South provides products and services to approximately 10,500 long-term care facilities in all 50 states through 23 regional distribution centers. PSS intends to continue to utilize the assets of Gulf South in substantially the same manner as prior to the Merger.

     In connection with the Merger PSS also amended its Articles of Incorporation to (i) increase its authorized shares of common stock from 60,000,000 to 150,000,000 and (ii) change its corporate name to "PSS World Medical, Inc." Approval of the amendment to the Articles of Incorporation of PSS to effect these changes required the affirmative vote of a majority of the PSS Common Stock entitled to vote at the special meeting. At the PSS special meeting, a majority of the shares of PSS Common Stock were present and voted in favor of the amendments to the Articles of Incorporation.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(A)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED:

          The financial statements required by this item were previously filed:

     (i) in the Registrant's Form S-4 Registration Statement (No. 333-44323) filed January 15, 1998 and amended February 25, 1998 (Pages F-33 through F-50); and

     (ii) as Exhibit 99.2 to the Company's Current Report on Form 8-K dated December 23, 1997.

(B)  PRO FORMA FINANCIAL INFORMATION:

     The Registrant hereby includes the following Pro Forma Financial
Information.


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     The unaudited pro forma condensed combined balance sheet as of December 31, 1997 has been prepared as if the Merger took place on that date. The unaudited pro forma condensed combined income statements for the three years ended March 28, 1997 and for the nine months ended December 31, 1997 and 1996 have been prepared as if the Merger had occurred on April 1, 1994. The unaudited pro forma condensed combined financial statements are based on the separate historical condensed financial statements of PSS and Gulf South giving effect to the transaction under the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements. The unaudited pro forma condensed combined financial statements are provided for comparative purposes only and are not necessarily indicative of the actual results that would have been obtained had the Merger occurred on the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of PSS and Gulf South, including the notes thereto.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)

                                                                 HISTORICAL                PRO FORMA
                                                                 -----------           ----------------
                                                  PSS                    GULF SOUTH  ADJUSTMENTS  COMBINED(3)
                                                  ----                   ----------  -----------  -----------
                                               DECEMBER 31,             SEPTEMBER 30,
                                                  1997                    1997(3)
                                               -----------                ---------
                                                                    (in thousands)
                    ASSETS
Current assets:
   Cash and cash equivalents                    $ 35,077                  $ 49,154                    $ 84,231
   Short-term investments                         88,795                        --                      88,795
   Accounts receivable, net                      154,970                    54,055                     209,025
   Inventories                                    91,935                    31,734                     123,669
   Prepaid expenses and other                     30,718                     2,982                      33,700
                                                --------                  --------               -------------
      Total current assets                       401,495                   137,925                     539,420

Property and equipment, net                       23,801                     4,525                      28,326
Intangibles, net                                  48,245                    34,575                      82,820
Other assets                                      12,117                     3,132                      15,249
                                                --------                  --------               -------------
     Total assets                               $485,658                  $180,157                    $665,815
                                                ========                  ========               =============

  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                             $ 68,015                  $ 19,289                    $ 87,304
   Accrued expenses                               25,910                     3,856                      29,766
   Other                                          16,785                        --                      16,785
                                                --------                  --------               -------------
      Total current liabilities                  110,710                    23,145                     133,855
   Long-term debt and capital lease
      obligations, net of current
      maturities                                 129,089                        --                     129,089
   Other liabilities                               3,449                        --                       3,449
                                                --------                  --------               -------------
      Total liabilities                          243,248                    23,145                     266,393
                                                --------                  --------               -------------
Shareholders' equity:
   Common stock                                      404                       163   $ 122  (1)            689
   Additional paid-in capital                    224,180                   115,727    (122) (1)        339,785
   Retained earnings                              17,556                    41,122                      58,688
   Cumulative foreign currency
      translation adjustment                         260                        --                         260
                                                --------                  --------               -------------
       Total shareholders' equity                242,410                   157,012          (0)        399,422
                                                --------                  --------   ---------   -------------
       Total liabilities and shareholders'
           equity                               $485,658                  $180,157   $       0        $665,815
                                                ========                  ========   =========   =============

 See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                              HISTORICAL                    PRO FORMA
                                             --------------           ------------------------
                                       PSS              GULF SOUTH    ADJUSTMENTS  COMBINED(3)
                                      --------------  -------------  ------------  ----------
                                      December 31,    September 30,
                                         1997            1997(3)
                                  ------------------  ---------------
                                       (in thousands, except per share data)

Net sales                              $733,882       $ 205,039                      $938,921
Cost of goods sold                      533,054         158,153                       691,207
                                       --------        ---------                      --------
       Gross profit                     200,828          46,886                       247,714
Selling, general and
administrative expenses                 171,251          27,893                       199,144
Merger costs and expenses                 5,625              --                         5,625
Non-recurring ESOP cost of acquired
   company                                2,457              --                         2,457
                                       --------        ---------                      --------
       Income from operations            21,495          18,993                        40,488
                                       --------        ---------                      --------
Other income (expense):
   Net interest (expense) income         (1,234)          1,438                           204
   Other income                           3,429              --                         3,429
                                       --------        ---------                      --------
                                          2,195           1,438                         3,633
                                       --------        ---------                      --------
        Income before income taxes       23,690          20,431                        44,121
Provision for income taxes                9,973           7,766                        17,739
                                       --------        ---------                      --------
Net income                             $ 13,717       $  12,665                      $ 26,382
                                       ========        =========                      ========

Earnings per share:
     Basic                                $0.35           $0.76(2)                      $0.38
                                       ========        =========                       ========
     Diluted                              $0.34           $0.76(2)                      $0.38
                                       ========        =========                       ========

Weighted average shares:
     Basic                               39,689          16,576(2)  12,432(1)          68,697
                                       ========        =========    ========           ========
     Diluted                             40,120          16,576(2)  12,432(1)          69,128
                                       ========        =========    ========           ========

  See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                       HISTORICAL                 PRO FORMA
                                                      ------------               -------------
                                                   PSS        GULF SOUTH    ADJUSTMENTS   COMBINED
                                               ------------  -------------  ------------  --------
                                               DECEMBER 31,  DECEMBER 31,
                                                   1996          1996
                                               ------------  -------------
                                                        (in thousands, except per share data)

Net sales                                          $558,018     $ 137,475                 $695,493
Cost of goods sold                                  405,914       105,697                  511,611
                                                   --------     ---------                 --------

     Gross profit                                   152,104        31,778                  183,882
Selling, general and administrative
    expenses                                        134,511        18,261                  152,772
Merger costs and expenses                             7,251         1,866                    9,117
Non-recurring ESOP cost of acquired
  company                                             1,050            --                    1,050
                                                   --------     ---------                 --------
  Income from operations                              9,292        11,651                   20,943
                                                   --------     ---------                 --------
Other income:
 Net interest income                                  1,071         1,594                    2,665
 Other income                                         1,350            --                    1,350
                                                   --------     ---------                 --------
                                                      2,421         1,594                    4,015
                                                   --------     ---------                 --------
  Income before income taxes                         11,713        13,245                   24,958
Provision for income taxes                            4,519         4,873                    9,392
                                                   --------     ---------                 --------
Net income                                         $  7,194     $   8,372                 $ 15,566
                                                   ========     =========                 ========

Earnings per share:
   Basic                                              $0.19       $0.53(2)                   $0.24
                                                   ========     =========                 ========
   Diluted                                            $0.19       $0.53(2)                   $0.24
                                                   ========     =========                 ========

Weighted average shares:
   Basic                                             37,153      15,877(2)     11,908(1)    64,938
                                                   ========     =========      ========   ========
   Diluted                                           37,845      15,877(2)     11,908(1)    65,630
                                                   ========     =========      ========   ========

  See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                       FOR THE YEAR ENDED MARCH 28, 1997
                                  (UNAUDITED)

                                        HISTORICAL                      PRO FORMA
                                       ------------              ---------------------
                                         PSS        GULF SOUTH  ADJUSTMENTS      COMBINED
                                      ------------  ----------  -----------      --------

                                         (in thousands, except per share data)

Net sales                              $763,054   $ 202,084                      $965,138
Cost of goods sold                      558,164     155,616                       713,780
                                       --------   ---------                      --------
      Gross profit                      204,890      46,468                       251,358
Selling, general and administrative
  expenses                              187,441      27,359                       214,800
Merger costs and expenses                12,128       1,866                        13,994
Non-recurring ESOP cost of acquired
  company                                 1,446          --                         1,446
                                       --------   ---------                      --------
       Income from operations             3,875      17,243                        21,118
                                       --------   ---------                      --------
Other income (expense):
Interest expense                         (1,188)       (189)                       (1,377)
Interest and investment income            2,419       2,248                         4,667
Other income                              1,537          --                         1,537
                                       --------   ---------                      --------
                                          2,768       2,059                         4,827
                                       --------   ---------                      --------
      Income before income taxes          6,643      19,302                        25,945
Provision for income taxes                2,216       7,119                         9,335
                                       --------   ---------                      --------
Net income                             $  4,427   $  12,183                      $ 16,610
                                       ========   =========                      ========

Earnings per share
     Basic                                $0.12     $0.76(2)                        $0.25
                                       ========   =========                      ========
     Diluted                              $0.12     $0.76(2)                        $0.25
                                       ========   =========                      ========

Weighted average shares
     Basic                               37,496    16,042(2)  12,032(1)            65,569
                                       ========   =========   ========           ========
     Diluted                             38,015    16,042(2)  12,032(1)            66,089
                                       ========   =========   ========           ========

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                       FOR THE YEAR ENDED MARCH 29, 1996
                                  (UNAUDITED)

                                          HISTORICAL                      PRO FORMA
                                         ------------              ---------------------
                                         PSS         GULF SOUTH  ADJUSTMENTS  COMBINED
                                       ------------  ----------  -----------  --------
                                             (in thousands, except per share data)

Net sales                              $589,120   $ 140,807                    $729,927
Cost of goods sold                      426,530     106,477                     533,007
                                       --------   ---------                    --------
      Gross profit                      162,590      34,330                     196,920
Selling, general and administrative
  expenses                              141,160      19,371                     160,531
Merger costs and expenses                15,732         512                      16,244
Non-recurring ESOP cost of acquired
  company                                   850          --                         850
                                       --------   ---------                    --------
       Income from operations             4,848      14,447                      19,295
                                       --------   ---------                    --------
Other income (expense):
Interest expense                         (3,568)       (220)                     (3,788)
Interest and investment income            1,188         104                       1,292
Other income                              1,586          --                       1,586
                                       --------   ---------                    --------
                                           (794)       (116)                       (910)
                                       --------   ---------                    --------
      Income before income taxes          4,054      14,331                      18,385
Provision for income taxes                1,925       5,750                       7,675
                                       --------   ---------                    --------
Net income                             $  2,129   $   8,581                    $ 10,710
                                       ========   =========                    ========

Earnings per share:
     Basic                                $0.07     $0.61(2)                      $0.19
                                       ========   =========                    ========
     Diluted                              $0.06     $0.61(2)                      $0.19
                                       ========   =========                    ========
Weighted average shares
     Basic                               31,591    14,019(2)  10,514(1)          56,124
                                       ========   =========   ========         ========
     Diluted                             32,870    14,019(2)  10,514(1)          57,403
                                       ========   =========   ========         ========

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                       FOR THE YEAR ENDED MARCH 30, 1995
                                  (UNAUDITED)

                                      HISTORICAL                      PRO FORMA
                                    ------------              ---------------------
                                    PSS           GULF SOUTH  ADJUSTMENTS  COMBINED
                                    ------------  ----------  -----------  --------
                                            (in thousands, except per share data)

Net sales                              $471,985   $ 101,107              $573,092
Cost of goods sold                      339,670      75,070               414,740
                                       --------   ---------              --------
      Gross profit                      132,315      26,037               158,352
Selling, general and administrative
  expenses                              121,407      14,902               136,309
Restructuring charges                     4,389          --                 4,389
Non-recurring ESOP cost of acquired
  company                                   832          --                   832
                                       --------   ---------              --------
       Income from operations             5,687      11,135                16,822
                                       --------   ---------              --------
Other income (expense):
Interest expense                         (4,506)       (116)               (4,622)
Interest and investment income                5         245                   250
Other income                              1,912          --                 1,912
                                       --------   ---------              --------
                                         (2,589)        129                (2,460)
                                       --------   ---------              --------
      Income before income taxes          3,098      11,264                14,362
Provision for income taxes                3,038       4,510                 7,548
                                       --------   ---------              --------
Net income                             $     60   $   6,754              $  6,814
                                       ========   =========              ========

Earnings per share:
     Basic                                $0.00     $0.49(2)                $0.14
                                       ========   =========              ========
     Diluted                              $0.00     $0.49(2)                $0.14
                                       ========   =========              ========

Weighted average shares:
     Basic                               24,027    13,851(2)  10,388(1)    48,266
                                       ========   =========   ========   ========
     Diluted                             25,101    13,851(2)  10,388(1)    49,340
                                       ========   =========   ========   ========

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

      NOTES TO UNAUDITED PRO FORM CONDENSED COMBINED FINANCIAL STATEMENTS

          The unaudited pro forma condensed combined financial statements have been prepared by combining the historical balances of PSS and the historical balances of Gulf South as recast to a conforming March year end. The following notes describe the pro forma adjustments and other items relevant to such statements.

MERGER COSTS AND EXPENSES AND ANTICIPATED COST SAVINGS

          Certain expenses are expected to be incurred in connection with the consolidation and restructuring of PSS and Gulf South. Such activities will include consolidation costs from the closing of duplicate facilities, realigning regional and corporate functions, consolidating information systems and reducing personnel. The expenses associated with these activities cannot be currently estimated with a reasonable degree of accuracy, but preliminary estimates indicate that these expenses may range between $35 million and $45 million. Income tax benefits at the statutory rate resulting from these charges range between $14 million and $18 million. The estimated costs associated with the restructuring activities will be expensed in the period in which the companies complete the restructuring plan.

          Efficiencies and net cost savings are expected to result from the consolidation and restructuring. The unaudited pro forma condensed combined financial statements do not reflect such efficiencies and savings.

PRO FORMA ADJUSTMENTS

  (1) Shareholders' Equity and Earnings Per Share

          Shareholders' equity and weighted average common share amounts represent the aggregate weighted average shares of PSS after the Merger, adjusted to reflect the exchange ratio of 1.75 shares of PSS Common Stock for each share of Gulf South Common Stock.

  (2) Gulf South Weighted Average Shares and Earnings per Share

          Weighted average shares and earnings per share amounts for Gulf South are computed under APB No. 15. Gulf South is not permitted to report basic and diluted weighted average shares and earnings per shares amounts as early application of Statement of Financial Accounting Standards No. 128, "Earnings Per Share," is prohibited.

  (3) Gulf South Historical and Pro Forma Combined

          Amounts for Gulf South are presented as of September 30, 1997 and for the nine months ended September 30, 1997, as December 31, 1997 information is not available for Gulf South.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS (CONTINUED).

(C)                      EXHIBITS

     2.1  Agreement and Plan of Merger dated as of December 14,
          1997 by and among Physician Sales & Service, Inc., PSS Merger Corp. and Gulf South Medical Supply, Inc. (filed as Annex A to the Joint Proxy Statement/Prospectus filed as part of the Registrant's Form S-4 Registration Statement (No. 333-44323) filed January 15, 1998 and amended February 25, 1998, and incorporated herein by reference).

     3.1 Amended and Restated Articles of Incorporation, as amended, of the Registrant.

     4.1  Form of Specimen Certificate of PSS World Medical, Inc.
          Common Stock

                                   SIGNATURES


          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                         PSS WORLD MEDICAL, INC.



                         BY:/S/ DAVID A. SMITH
                            ------------------
                            DAVID A. SMITH
                            EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

DATED: APRIL 7, 1998

                                           EXHIBIT INDEX

     Number                                 DESCRIPTION                                  PAGE
----------------  ---------------------------------------------------------------  ----------------

      2.1 Agreement and Plan of Merger dated as of December 14, 1997 by and among Physician Sales & Service, Inc., PSS Merger Corp.
                  and Gulf South Medical Supply, Inc. (filed as Annex A to the
                  Joint Proxy Statement/Prospectus filed as part of the Registrant's Form S-4 Registration Statement (No. 333-44323) filed January 15, 1998 and amended February 25, 1998, and incorporated herein by reference).

      3.1 Amended and Restated Articles of Incorporation, as amended, of the Registrant.

      4.1         Form of Specimen Certificate of PSS World Medical, Inc. Common
                  Stock.